                                 Exhibit 99(i)
                                 _____________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                                   Form 11-K


(Mark One)

[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended December 31, 1995


                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934 [NO FEE REQUIRED]

For the transition period from ____________________   to   ____________________



Commission file number 1-5683


A. Full title of the Plan and the address of the Plan, if different from that of the issuer named below:

            USLIFE Corporation Employee Savings and Investment Plan


B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:

                               USLIFE Corporation
                                125 Maiden Lane
                           New York, New York  10038

       USLIFE Corporation Employee Savings and Investment Plan


   Index to Financial Statements and Financial Statement Schedules


                                                             Page
                                                             ____

Independent Auditors' Report...............................    3

Statements of Financial Position as of
 December 31, 1995 and 1994................................    4

Statements of Income and Changes in Plan Equity
 for the three years ended December 31, 1995...............    5

Notes to Financial Statements..............................    6

Schedule I - Investments...................................    *

Schedule II - Allocation of Plan Assets and Liabilities to
 Investment Programs as of December 31, 1995 and 1994......    *

Schedule III - Allocation of Plan Income and Changes in
 Plan Equity to Investment Programs for the three years
 ended December 31, 1995...................................    *



______________________



* Schedules  I, II  and III  have  been  omitted  because  the
required  information   is  incorporated   in  the   financial
statements or notes thereto.

                     INDEPENDENT AUDITORS' REPORT
                     ____________________________


The Board of Directors and Shareholders
USLIFE Corporation:



We have audited the financial statements of the USLIFE Corporation Employee Savings and Investment Plan as listed in the accompanying index. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the USLIFE Corporation Employee Savings and Investment Plan as of December 31, 1995 and 1994, and the income and changes in its plan equity for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.




                              /s/ KPMG Peat Marwick LLP
                                  KPMG Peat Marwick LLP

New York, New York
March 29, 1996


                USLIFE Corporation Employee Savings and Investment Plan
                           Statements of Financial Position
                              December 31, 1995 and 1994
                                (Amounts in Thousands)

                                                                  December 31
                                                           _______________________
         Assets                                               1995           1994
         ______                                               ____           ____

Investments, at fair value:

    USLIFE Corporation common stock................       $  26,044      $  18,366

    Participations in:
     Templeton Foreign Fund.........................            333             -
     IDS Growth Fund................................          1,679             -
     American Express Trust Research 150............         11,747             -
     IDS Mutual Fund................................            555             -
     IDS Selective Fund.............................            486             -
     American Express Trust Income Fund II..........         12,181             -
     Bankers Trust Company Discretionary
       Account - Short Term Investment Fund.........             -           6,178
     Bankers Trust Company Short / Intermediate
       Bond Fund - General Employee Benefit Trust...             -           6,213
     Bankers Trust Company Equity Fund - General
       Employee Benefit Trust.......................             -           8,364
     Bankers Trust Company Directed Account -
       Short Term Investment Fund...................             -             582

    Loans to participants...........................          2,298          2,246
                                                          _________      _________
      Total investments.............................         55,323         41,949
                                                          _________      _________

Investment income accrued...........................             87             46
Accrued contributions receivable:
    Participant.....................................             -              24
    Employer........................................             -              12
                                                          _________      _________

      Total accrued contributions receivable........             -              36
                                                          _________      _________

        Total assets................................      $  55,410      $  42,031
                                                          =========      =========


    Liabilities and Plan Equity
    ___________________________

Distributions to terminated and withdrawing
 participants payable...............................             -       $     245

Forfeiture credits payable..........................             -              12

                                                          _________      _________
        Total liabilities...........................             -             257

Plan equity.........................................         55,410         41,774
                                                          _________      _________
        Total liabilities and plan equity...........      $  55,410      $  42,031
                                                          =========      =========


See accompanying notes to financial statements.


           USLIFE Corporation Employee Savings and Investment Plan
                            Statements of Income
                         and Changes in Plan Equity
                 For the Three Years Ended December 31, 1995
                           (Amounts in Thousands)


                                               1995        1994        1993
                                               ____        ____        ____
Investment income:
   Dividends on common stock..........     $    744    $    633    $    565
   Income from pooled investment
    funds.............................          746         269         192
   Interest on loans to
    participants......................          185         145         146
                                           ________    ________    ________
Total investment income...............        1,675       1,047         903

Appreciation of USLIFE
 Corporation common stock
 distributed to terminated and
 withdrawing participants.............           92          50          62

Net gain on sale of securities........        6,335         434         352

Unrealized appreciation or
 (depreciation) of plan
 assets...............................        2,809      (2,967)      1,924
                                           ________    ________    ________

                                             10,911      (1,436)      3,241
                                           ________    ________    ________
Contributions:
   Rollover...........................          179         220         259
   Participant........................        3,980       3,814       3,752
   Employer:
    USLIFE Corporation
     common stock.....................        1,201       1,156       1,098
    Cash..............................          622         629         693
                                           ________    ________    ________
        Total contributions...........        5,982       5,819       5,802
                                           ________    ________    ________
    Total additions to plan...........       16,893       4,383       9,043
                                           ________    ________    ________
Distributions to terminated and
   withdrawing participants:
 USLIFE Corporation
     common stock.....................          161         158         311
 Cash.................................        3,096       3,297       2,614
                                           ________    ________    ________
        Total distributions...........        3,257       3,455       2,925
                                           ________    ________    ________

        Changes in plan equity........       13,636         928       6,118
Plan equity:
   Beginning of year..................       41,774      40,846      34,728
                                           ________    ________    ________
   End of year........................     $ 55,410    $ 41,774    $ 40,846
                                           ========    ========    ========


See accompanying notes to financial statements.

    USLIFE Corporation Employee Savings and Investment Plan
                 Notes to Financial Statements


Note 1.  Significant Accounting Policies


Basis of Presentation

The accompanying Statements of Financial Position and Statements of Income and Changes in Plan Equity present financial information of the USLIFE Corporation Employee Savings and Investment Plan (the "Plan") on an accrual basis. The Plan was established January 1, 1982. The financial statements of the Plan reflect the various funds and securities in which Plan assets are invested. The Plan also grants loans to qualified participants, as described under "Description of The Plan."


Change in Trustee

During 1995, the trustee, recordkeeping, and administrative responsibilities previously performed by Bankers Trust Company were transferred to and replaced by American Express Trust Company (the "Trustee").

Prior to the change in trustee, the Plan consisted of four funds:

     -  The   "USLIFE  Corporation  Common  Stock  Fund",  consisting
     primarily of common stock of USLIFE Corporation.

     - The "Bankers Trust Bond Fund," consisting primarily of participation in the Bankers Trust Short / Intermediate Bond Fund - General Employee Benefit Trust, composed principally of bonds, United States Government securities, and other fixed income securities of companies other than USLIFE.

     - The "Bankers Trust Equity Fund," consisting primarily of participation in the Bankers Trust Equity Fund - General Employee Benefit Trust, composed of common stocks of companies other than USLIFE as well as certain fixed income securities held as temporary investments.

     - The "Bankers Trust Short Term Fund," consisting primarily of participation in the Bankers Trust Discretionary account, composed of investments in short term securities of companies other than USLIFE.

Concurrent with the change in trustee, net assets of approximately $13.6 million were transferred from the Bankers Trust Bond Fund and Bankers Trust Short Term Fund to American Express Trust Income Fund II, and net assets of approximately $11.2 million were transferred from the Bankers Trust Equity Fund to American Express Trust Research

150.      Additional   investment   options,   as   described   under
"Investments," were also made available to participants.


Distributions

Distributions to terminated and withdrawing participants are based upon the market value of units and/or shares credited to the participants' accounts as of the effective date of termination or withdrawal.


Forfeitures

Company contributions made on behalf of a terminated employee which are not vested will be forfeited upon termination of employment and will be used to reduce the Company's future contributions to the Plan. Contributions made by USLIFE are reported net of forfeitures of $76 thousand, $81 thousand, and $96 thousand in 1995, 1994, and 1993, respectively.


Note 2.  Investments

Investments are stated at fair value. The fair value of marketable securities is based on quotations obtained from national securities exchanges. The fair value of mutual fund shares is based on quoted market prices which represent the net asset value of shares held by the Plan as of the balance sheet date. Security transactions are recognized on the trade date. Dividend income is recorded on an accrual basis as of the ex-dividend date. Realized gains and losses on the sale of investments are recognized based on average cost.


The Plan currently consists of seven investment funds, as follows:


USLIFE Corporation Common Stock Fund
____________________________________

Investments of the USLIFE Corporation Common Stock Fund consist primarily of common stock of USLIFE Corporation ("USLIFE"), which is stated at fair value. USLIFE common stock may be purchased for the Plan, at market price, by the Trustee directly from USLIFE or in the open market. Common stock purchased from USLIFE may either be authorized but unissued shares or shares reacquired and held in USLIFE's treasury.


Templeton Foreign Fund
______________________

This international  growth mutual fund's objective is to provide long
term capital  growth.   It invests  primarily  in  common  stocks  of
companies outside the United States.

IDS Growth Fund
_______________

The goal of this growth mutual fund is to provide long term growth of capital. It invests primarily in common stocks of rapidly growing companies that are believed to have above average potential for long term growth as a result of new management, marketing opportunities or technological superiority.


American Express Trust Research 150
___________________________________

The goal of this growth and income collective fund made available to qualified plans by American Express Trust Company is to produce long term returns in excess of that of the United States stock market as a whole. It invests primarily in common stocks included in the Standard and Poor's 500 index, a widely used index of stock market trends.


IDS Mutual Fund
_______________

The goal of this growth and income mutual fund is to provide a balance of capital growth and current income. It invests in common stocks and in senior securities such as bonds and preferred stocks that offer fixed interest and dividend payments.


IDS Selective Fund
__________________

The goal of this income oriented mutual fund is to provide current income while preserving capital. It invests primarily in investment grade corporate bonds, government securities and money market securities.


American Express Trust Income Fund II
_____________________________________

The goal of this collective fund made available to qualified plans by American Express Trust Company is to preserve principal while maximizing current income. It invests in short term securities and investment contracts intended to be relatively stable in value.


As of December 31, 1995, the number of participants in each fund was as follows:

USLIFE Corporation Common Stock Fund............    1,799
Templeton Foreign Fund..........................      105
IDS Growth Fund.................................      230
American Express Trust Research 150.............    1,175
IDS Mutual Fund.................................      127
IDS Selective Fund..............................       98
American Express Trust Income Fund II...........    1,393

Unrealized Gains and Losses

Net unrealized appreciation (depreciation) on investments at the dates indicated was as follows:


                                                                     December 31, 1995
                                                           ________________________________________
                                                                                             Net
                                                                            Fair         Unrealized
                                                              Cost         Value        Appreciation
                                                          __________     _________      ____________

                                                                    ( Amounts in Thousands)

    USLIFE Corporation common stock................       $  15,328      $  26,044       $  10,716

    Participations in:
     Templeton Foreign Fund.........................            330            333               3
     IDS Growth Fund................................          1,730          1,679             (51)
     American Express Trust Research 150............         10,824         11,747             923
     IDS Mutual Fund................................            550            555               5
     IDS Selective Fund.............................            479            486               7
     American Express Trust Income Fund II..........         12,008         12,181             173
    Loans to participants...........................          2,298          2,298              -
                                                          _________      _________       _________
      Total.........................................      $  43,547      $  55,323       $  11,776
                                                          =========      =========       =========

                                                                     December 31, 1994
                                                           ________________________________________
                                                                                             Net
                                                                            Fair         Unrealized
                                                              Cost         Value        Appreciation
                                                          __________     _________      ____________

                                                                    ( Amounts in Thousands)

    USLIFE Corporation common stock................       $  13,012      $  18,366       $   5,354

    Participations in:
     Bankers Trust Company Discretionary
       Account - Short Term Investment Fund.........          6,178          6,178              -
     Bankers Trust Company Short / Intermediate
       Bond Fund - General Employee Benefit Trust...          4,705          6,213           1,508
     Bankers Trust Company Equity Fund - General
       Employee Benefit Trust.......................          6,259          8,364           2,105
     Bankers Trust Company Directed Account -
       Short Term Investment Fund...................            582            582              -
     Loans to participants..........................          2,246          2,246              -
                                                          _________      _________       _________
      Total.........................................      $  32,982      $  41,949       $   8,967
                                                          =========      =========       =========

Changes in unrealized appreciation (depreciation) on investments for the years indicated were as follows:

                                                                     Year Ended December 31
                                                           ______________________________________
                                                              1995           1994           1993
                                                              ____           ____           ____

                                                                    (Amounts in Thousands)

    USLIFE Corporation common stock................       $   5,362      $  (1,820)     $     808

    Participations in:
     Templeton Foreign Fund.........................              3             -              -
     IDS Growth Fund................................            (51)            -              -
     American Express Trust Research 150............            923             -              -
     IDS Mutual Fund................................              5             -              -
     IDS Selective Fund.............................              7             -              -
     American Express Trust Income Fund II..........            173             -              -
     Bankers Trust Company Discretionary
       Account - Short Term Investment Fund.........             -              -              -
     Bankers Trust Company Short / Intermediate
       Bond Fund - General Employee Benefit Trust...         (1,508)          (331)           365
     Bankers Trust Company Equity Fund - General
       Employee Benefit Trust.......................         (2,105)          (816)           751
     Bankers Trust Company Directed Account -
       Short Term Investment Fund...................             -              -              -
                                                          _________      _________      _________
      Total.........................................      $   2,809      $  (2,967)     $   1,924
                                                          =========      =========      =========


Unit Values

The value of an investment unit for the USLIFE Common Stock Fund, the Bankers Trust Bond Fund, the Bankers Trust Equity Fund, the Bankers Trust Short Term Fund, the Templeton Foreign Fund, the IDS Growth Fund, American Express Trust Research 150, the IDS Mutual Fund, the IDS Selective Fund, and the American Express Trust Income Fund II are determined at the end of each period by dividing the fair value of each respective fund's net assets by the number of investment units then outstanding in each fund. The unit value of each fund and the number of outstanding units at the dates indicated were as follows:

                                                                 Unit Value At           Number of Outstanding
                                                                  December 31             Units at December 31
                                                           _______________________       _______________________
                                                              1995           1994           1995           1994
                                                              ____           ____           ____           ____


     USLIFE Corporation common stock................      $   10.21      $    3.63      2,548,795      5,203,393
     Templeton Foreign Fund.........................           9.31             -          36,222             -
     IDS Growth Fund................................          23.68             -          75,305             -
     American Express Trust Research 150............          22.09             -         532,331             -
     IDS Mutual Fund................................          13.19             -          42,445             -
     IDS Selective Fund.............................           9.70             -          50,637             -
     American Express Trust Income Fund II..........          15.44             -         787,572             -
     Bankers Trust Short Term Fund..................             -            2.70             -       2,339,992
     Bankers Trust Bond Fund........................             -            3.82             -       1,565,576
     Bankers Trust Equity Fund......................             -            4.76             -       1,749,727

USLIFE Common Stock Fund

Changes in investment in USLIFE common stock, at cost, for the years indicated were as follows:

                                                        1995                    1994                   1993
                                                 __________________      __________________    ___________________
                                                  Shares      Cost        Shares      Cost       Shares      Cost
                                                  ______     ______       ______     ______      ______     ______

                                                                           (In Thousands)

     Balance at January 1.....................       791     $13,012         710     $10,985        677    $ 9,981
     Purchases................................        90       2,415          87       2,135         45      1,179
     Distributions to participants and sales
      of stock...............................         (8)        (99)         (6)       (108)       (12)      (175)
                                                  ______     _______      ______     _______     ______    _______

     Balance at December 31...................       873     $15,328         791     $13,012        710    $10,985
                                                  ======     =======      ======     =======     ======    =======


Numbers of shares have been adjusted to reflect the 3-for-2 split of USLIFE common stock in September 1995.

Note 3.  Description of the Plan

The Plan is an employee savings and investment plan for eligible employees of USLIFE Corporation and subsidiaries (the "Company").

Under the Plan, eligible employees may contribute up to a stated percentage of salary determined by the Administrative Committee, currently from a minimum of 1% to a maximum of 12% of their salary, each pay period. The first 3% of the salary an employee contributes to the Plan is designated as the basic contribution. The next 9% of salary an employee contributes is designated as the supplemental contribution. For those employees who are not highly compensated under IRS regulations (ie., those employees earning less than $66,000, $66,000 and $64,245 in 1995, 1994 and 1993, respectively), up to 12% of the employee's salary may be contributed on a pre-tax basis under the Extra Savings Potential ("ESP") option. Those employees who are highly compensated may contribute up to 7% of salary under the ESP option.

USLIFE will contribute an amount equal to 100% of the employees' basic contribution each pay period on behalf of all participating employees. All USLIFE contributions will be invested on behalf of the Plan's participants in the USLIFE Corporation Common Stock Fund.

No more than $150,000, as adjusted by law, may be included in "Salary" as defined in the Plan, for Plan Years after 1993. As a result, contributions by Participants and Company Contributions during 1994 and later Plan Years will be limited for those employees with compensation exceeding the maximum. There are additional limitations under the Tax Reform Act of 1986 ("TRA") which are discussed below.

Participants may designate that their contributions be invested entirely in any one of the available funds or allocated, at their discretion, among two or more of such funds. All Participant contributions vest immediately.

USLIFE contributions vest under a five-year graded vesting schedule which provides for 20% vesting upon the completion of the first year of employment and an additional 20% vesting upon the completion of each additional year of employment until 100% vesting is reached at the end of the fifth year of employment. 100% of USLIFE contributions may also vest, notwithstanding length of time in the Plan, under certain conditions including retirement, death, permanent disability, or a Change in Control as defined in the Plan. A Change in Control also results in the inclusion under certain circumstances of severance payments in Salary for purposes of the benefit calculation. The value of a Participant's account is determined using the unit value method for all Funds.

Upon death, retirement, permanent disability, or other termination of employment, or pursuant to a Qualified Domestic Relations Order as that term is defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, the amount credited to a Participant's account is distributed to the employee or employee's beneficiary either in an immediate single sum or in installments over a period not to exceed ten years.

A Participant may withdraw from the Plan an amount credited to his account attributable to his contributions and fully vested Company contributions at any time, subject to certain restrictions regarding resumption of contributions and subsequent withdrawals. Except as noted below, all Participants may elect to receive withdrawals from the USLIFE Corporation Common Stock Fund in cash or in shares of USLIFE Corporation common stock.

A demonstration of financial hardship is required for a withdrawal from a Participant's vested account balance under the ESP option, unless the Participant has attained age 59-1/2 or is totally disabled as that term is defined by the Social Security Administration. A withdrawal of the earnings on ESP contributions accruing after December 31, 1988 is not permitted under any circumstances. A Participant must first seek a loan from the Plan before making a hardship withdrawal. For distributions made on or after January 1, 1993, a distributee may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan. In the absence of such a request, the Plan Administrator is required to withhold 20% of the eligible rollover distribution for federal tax purposes.

A Participant who has participated in the Plan for one year or more may borrow once in any Plan Year, after meeting certain Plan requirements, from his fully vested account balance provided that the total amounts borrowed and not repaid (including interest due and unpaid) do not exceed the lesser of (1) $50,000, or (2) 50% of the value of the Participant's vested account balance. For Participants with vested account balances of $100,000 or more, the maximum loan amount is $50,000 reduced by the highest outstanding loan balance during the one year period ending on the day before the new loan is made.

To comply with the interest rate requirements of the Department of Labor, the current interest rate charged on new loans for the term of the loan is changed monthly and based on the average of three or more rates charged by commercial lenders on comparable loans secured by passbook accounts. Loans to Participants are for terms of not less than one year and not more than five years, with the exception of loans for the purchase of a principal residence which may be for up to 30 years. Payments of principal and interest on such loans commence as soon as administratively feasible, by payroll deduction from the wages of the Participant according to an amortization schedule which is established by the Administrative Committee in a nondiscriminatory manner. A loan made to a Plan Participant under this provision matures in full upon the retirement, death, or termination of employment of the Participant. A Participant may accelerate repayment during the term of the loan, after the loan has been in force for at least one year, provided that such repayment includes the full remaining principal together with interest to the date of repayment. The Plan provides that the loan program is to be managed by the Administrative Committee in a uniform and nondiscriminatory manner and that the Administrative Committee may determine an overall limit on the amount of loans that may be provided by the Plan to all Participants at any one time and may establish such further rules and limitations as it deems appropriate.

Any Company contributions made on behalf of a terminated employee which are not vested will be forfeited upon termination of employment and will be used to reduce the Company's future contributions to the Plan. Distributions of the USLIFE Corporation Common Stock Fund may generally be paid in cash or in shares of USLIFE common stock, pursuant to the election of the Participant (fractional shares are paid in cash); Participants who are subject to the short swing profit provisions of Section 16(b) of the Securities Exchange Act of 1934 must take any distribution from the USLIFE Corporation Common Stock Fund while employed by the Company in shares unless the distribution is being made in connection with a Qualified Domestic Relations Order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, in which case the distribution may be taken in cash. Distributions from the other funds are paid in cash.

The Plan permits consideration of any bonus amounts, including those received by officers of subsidiary companies, for purposes of determining benefits derived from the Plan. Retirees and terminated employees with over $3,500 in their vested account balance are
permitted  to   defer  commencement   of  distributions   until   the
Participant reaches normal retirement date under the USLIFE Corporation Retirement Plan. Participants subject to the short-swing profit provisions of the Securities Exchange Act of 1934 who are making a withdrawal in connection with their retirement or termination of employment may make such withdrawals in the form of cash or USLIFE common stock. Employees not subject to those Securities Exchange Act requirements are permitted to make any withdrawals in the form of cash or USLIFE common stock.

The Tax Reform Act of 1986 ("TRA") made major changes which affect the provisions of the Plan. Adoption of the required plan amendments was not required until the end of 1994 if the Plan operated as if the new provisions had been formally adopted. Briefly summarized, the required amendments, which were formally adopted in December 1994, provide as follows: The maximum annual Extra Savings Potential ("ESP") contribution is $7,000, as adjusted by a cost of living factor for plan years after 1987. If a Participant's contribution to his ESP account and to other 401(k) plans exceeds $7,000 in 1987 or such amount as adjusted in any calendar year thereafter he may notify the Plan administrator in writing and obtain a distribution of the excess amount and any earnings thereon. The maximum annual addition to a Participant's account including all employee and Company contributions cannot exceed the lesser of 25% of compensation or $30,000, as adjusted pursuant to statute. New nondiscrimination tests contain a formula which limits the average contribution percentages of "highly compensated employees," a group which potentially includes those earning over $45,000 per year, as adjusted by law. In the event that the average contribution percentages of the highly compensated exceed the levels set in the nondiscrimination tests, the excess contributions will not be accepted, or will be returned to the affected highly compensated employees.


Note 4.  Administration of the Plan

Under the terms of a trust agreement between the Trustee and the Plan, the Trustee manages the Plan's assets on behalf of the Plan. As of December 31, 1995, substantially all of the Plan's assets were held by the Trustee. The USLIFE Corporation Employee Savings and Investment Trust provides that the Company will pay all administration and brokerage commission charges on purchases of USLIFE Corporation common stock for employee accounts.


Note 5.  Federal Income Taxes

On August 1, 1995, the Plan received an Internal Revenue Service determination stating that the Plan satisfied the requirements of the Tax Reform Act of 1986 and meets the requirements of Section 401(a) of the Internal Revenue Code, as amended by the Tax Reform Act of 1986, and that the trust established thereunder is entitled to exemption from payment of Federal income taxes under provisions of
Section 501(a) of the Code. Employees participating in the Plan are not taxed currently on Company contributions or on the earnings of the trust. See Note 3 of Notes to Financial Statements as to the impact of the Tax Reform Act of 1986 on certain provisions of the Plan.


Note 6.  Termination of the Plan

Although the Company expects and intends to maintain the Plan in force indefinitely, it may at any time be terminated, partially terminated or contributions thereunder discontinued by action of the Board of Directors of USLIFE. In the event of termination or partial termination of the Plan or complete discontinuance of contributions under the Plan, no contribution will be made thereafter, except for a month the last day of which coincides with or precedes such termination or discontinuance; no distribution shall be made except as provided in the Plan; the rights of all participants to the amounts credited to their accounts as of the date of such complete or partial termination or discontinuance shall be fully vested; no person shall have any right or interest except with respect to the Trust Fund, and the Trustee will continue to act until the Trust Fund will have been distributed in accordance with the Plan.

In the event of a termination of the Plan, if any balance remains after all the benefits due under any section of the Plan have been paid in full, such balance will, subject to any charge which may be made by the Trustee, be returned to the Company or its successor.

                                                                                                     Note 7
                                                                                                     ______

                                                                                              (Page 1 of 2)
                          USLIFE Corporation Employee Savings and Investment Plan
                     Allocation of Plan Assets and Liabilities to Investment Programs
                                        December 31, 1995 and 1994
                                          (Amounts in Thousands)



                                                                       December 31, 1995
                                                 __________________________________________________________
                                                                          Participant Directed Funds
                                                                 __________________________________________
                                                                    USLIFE                        American
                                                                  Corporation                     Express
                                                                    Common     Templeton   IDS     Trust
                                                          Total     Stock       Foreign   Growth  Research
                                                          Funds     Fund *       Fund      Fund     150
                                                         _______  ___________  _________  ______  ________

                     Assets
                     ______
Investments, at fair value:

   USLIFE Corporation common stock                       $26,044    $26,044      $  0     $    0   $     0
   Participations in:
       Templeton Foreign Fund                                333          0       333          0         0
       IDS Growth Fund                                     1,679          0         0      1,679         0
       American Express Trust Research 150                11,747          0         0          0    11,747
       IDS Mutual Fund                                       555          0         0          0         0
       IDS Selective Fund                                    486          0         0          0         0
       American Express Trust Income Fund II              12,181          0         0          0         0
   Loans to participants                                   2,298          0         0          0         0
                                                         _______  ___________  _________  ______  ________
        Total investments                                 55,323     26,044       333      1,679    11,747
                                                         _______  ___________  _________  ______  ________

Investment income accrued                                     87          0         0         87         0

Accrued contributions receivable (refundable) (a):
   Participant                                                 0          0         0          0         0
   Employer                                                    0          0         0          0         0
   Inter-fund balances                                         0        (23)        4         18        10
                                                         _______  ___________  _________  ______  ________
         Total accrued contributions receivable                0        (23)        4         18        10
                                                         _______  ___________  _________  ______  ________

Remittances on participant loans pending investment            0          0         0          0         0
Loans receivable                                               0          0         0          0         0
                                                         _______  ___________  _________  ______  ________
       Total assets                                      $55,410    $26,021      $337     $1,784   $11,757
                                                         =======  ===========  =========  ======  ========


          Liabilities and Plan Equity
          ___________________________

Distributions to terminated and withdrawing
    participants payable (cash)                          $     0    $     0      $  0     $    0   $     0
Forfeiture credits payable                                     0          0         0          0         0
Payable from unallocated loan disbursements                    0          0         0          0         0
Loans payable                                                  0          0         0          0         0
                                                         _______  ___________  _________  ______  ________
       Total liabilities                                       0          0         0          0         0
Plan equity                                               55,410     26,021       337      1,784    11,757
                                                         _______  ___________  _________  ______  ________
       Total liabilities and plan equity                 $55,410    $26,021      $337     $1,784   $11,757
                                                         =======  ===========  =========  ======  ========


  (a) Net of inter-fund receivables and payables.

   * Company contributions are 100% allocated to this fund.


                                                                                                               Note 7
                                                                                                               ______

                                                                                            (Page 1 of 2) (Continued)
                               USLIFE Corporation Employee Savings and Investment Plan
                          Allocation of Plan Assets and Liabilities to Investment Programs
                                             December 31, 1995 and 1994
                                               (Amounts in Thousands)



                                                                                December 31, 1995
                                                          ___________________________________________________________
                                                                    Participant Directed Funds
                                                          ___________________________________________
                                                                               American
                                                                               Express                     Inter-
                                                            IDS      IDS       Trust         Loans          Fund
                                                           Mutual  Selective   Income         To        Consolidating
                                                            Fund     Fund      Fund II    Participants   Adjustments
                                                           ______  _________  __________  ____________  _____________

                     Assets
                     ______
Investments, at fair value:

   USLIFE Corporation common stock                          $  0     $  0      $     0       $    0         $    0
   Participations in:
       Templeton Foreign Fund                                  0        0            0            0              0
       IDS Growth Fund                                         0        0            0            0              0
       American Express Trust Research 150                     0        0            0            0              0
       IDS Mutual Fund                                       555        0            0            0              0
       IDS Selective Fund                                      0      486            0            0              0
       American Express Trust Income Fund II                   0        0       12,181            0              0
   Loans to participants                                       0        0            0        2,298              0
                                                           ______  _________  __________  ____________  _____________
        Total investments                                    555      486       12,181        2,298              0
                                                           ______  _________  __________  ____________  _____________

Investment income accrued                                      0        0            0            0              0

Accrued contributions receivable (refundable) (a):
   Participant                                                 0        0            0            0              0
   Employer                                                    0        0            0            0              0
   Inter-fund balances                                         5        5          (19)           0              0
                                                           ______  _________  __________  ____________  _____________
         Total accrued contributions receivable                5        5          (19)           0              0
                                                           ______  _________  __________  ____________  _____________

Remittances on participant loans pending investment            0        0            0            0              0
Loans receivable                                               0        0            0            0              0
                                                           ______  _________  __________  ____________  _____________
       Total assets                                         $560     $491      $12,162       $2,298         $    0
                                                           ======  =========  ==========  ============  =============


          Liabilities and Plan Equity
          ___________________________

Distributions to terminated and withdrawing
    participants payable (cash)                             $  0     $  0      $     0       $    0         $    0
Forfeiture credits payable                                     0        0            0            0              0
Payable from unallocated loan disbursements                    0        0            0            0              0
Loans payable                                                  0        0            0            0              0
                                                           ______  _________  __________  ____________  _____________
       Total liabilities                                       0        0            0            0              0
Plan equity                                                  560      491       12,162        2,298              0
                                                           ______  _________  __________  ____________  _____________
       Total liabilities and plan equity                    $560     $491      $12,162       $2,298         $    0
                                                           ======  =========  ==========  ============  =============


  (a) Net of inter-fund receivables and payables.


                                                                                                   Note 7
                                                                                                   ______

                                                                                            (Page 2 of 2)
                         USLIFE Corporation Employee Savings and Investment Plan
                    Allocation of Plan Assets and Liabilities to Investment Programs
                                       December 31, 1995 and 1994
                                         (Amounts in Thousands)


                                                                           December 31, 1994
                                                              ___________________________________________
                                                                            Participant Directed Funds
                                                                       __________________________________
                                                                         USLIFE
                                                                       Corporation    Bankers    Bankers
                                                                         Common        Trust      Trust
                                                               Total     Stock         Bond      Equity
                                                               Funds     Fund *        Fund       Fund
                                                              _______  ___________   ________   ________
                  Assets
                  ______
Investments, at fair value:

   USLIFE Corporation common stock                            $18,366    $18,366      $    0     $    0
   Participations in:
       Bankers Trust Company Discretionary Account -
          Short Term Investment Fund                            6,178          0           0          0
       Bankers Trust Company Short / Intermediate Bond
          Fund - General Employee Benefit Trust                 6,213          0       6,213          0
       Bankers Trust Company Equity Fund - General
          Employee Benefit Trust                                8,364          0           0      8,364
       Bankers Trust Company Directed Account - Short
          Term Investment Fund                                    582        574           0          0
   Loans to participants                                        2,246          0           0          0
                                                              _______  ___________   ________   ________
        Total investments                                      41,949     18,940       6,213      8,364
                                                              _______  ___________   ________   ________

Investment income accrued                                          46         10           2          3

Accrued contributions receivable (refundable) (a):
   Participant                                                     24         38          (8)        13
   Employer                                                        12         12           0          0
   Inter-fund balances                                              0         18        (171)       (18)
                                                              _______  ___________   ________   ________
         Total accrued contributions receivable                    36         68        (179)        (5)
                                                              _______  ___________   ________   ________

Remittances on participant loans pending investment                 0         47           9         12
Loans receivable                                                    0          0           0          0
                                                              _______  ___________   ________   ________
       Total assets                                           $42,031    $19,065      $6,045     $8,374
                                                              =======  ===========   ========   ========


        Liabilities and Plan Equity
        ___________________________

Distributions to terminated and withdrawing
    participants payable (cash)                               $   245    $   111      $   48     $   38
Forfeiture credits payable                                         12         12           0          0
Payable from unallocated loan disbursements                         0          0           0          0
Loans payable                                                       0         38          10          2
                                                              _______  ___________   ________   ________
       Total liabilities                                          257        161          58         40
Plan equity                                                    41,774     18,904       5,987      8,334
                                                              _______  ___________   ________   ________
       Total liabilities and plan equity                      $42,031    $19,065      $6,045     $8,374
                                                              =======  ===========   ========   ========

  (a) Net of inter-fund receivables and payables.

   * Company contributions are 100% allocated to this fund.

                                                                                                Note 7
                                                                                                ______

                                                                             (Page 2 of 2) (Continued)
                       USLIFE Corporation Employee Savings and Investment Plan
                   Allocation of Plan Assets and Liabilities to Investment Programs
                                      December 31, 1995 and 1994
                                        (Amounts in Thousands)


                                                                          December 31, 1994
                                                             _________________________________________
                                                             Participant Directed Funds
                                                             __________________________
                                                               Bankers
                                                                Trust                       Inter-
                                                                Short       Loans            Fund
                                                                Term          To         Consolidating
                                                                Fund     Participants     Adjustments
                                                              ________   _____________   _____________
                  Assets
                  ______
Investments, at fair value:

   USLIFE Corporation common stock                             $    0       $    0          $   0
   Participations in:
       Bankers Trust Company Discretionary Account -
          Short Term Investment Fund                            6,178            0              0
       Bankers Trust Company Short / Intermediate Bond
          Fund - General Employee Benefit Trust                     0            0              0
       Bankers Trust Company Equity Fund - General
          Employee Benefit Trust                                    0            0              0
       Bankers Trust Company Directed Account - Short
          Term Investment Fund                                      0            8              0
   Loans to participants                                            0        2,246              0
                                                              ________   _____________   _____________
        Total investments                                       6,178        2,254              0
                                                              ________   _____________   _____________

Investment income accrued                                          31            0              0

Accrued contributions receivable (refundable) (a):
   Participant                                                    (19)           0              0
   Employer                                                         0            0              0
   Inter-fund balances                                            171            0              0
                                                              ________   _____________   _____________
         Total accrued contributions receivable                   152            0              0
                                                              ________   _____________   _____________

Remittances on participant loans pending investment                 9            0            (77)
Loans receivable                                                    0           70            (70)
                                                              ________   _____________   _____________
       Total assets                                            $6,370       $2,324          $(147)
                                                              ========   =============   =============


        Liabilities and Plan Equity
        ___________________________

Distributions to terminated and withdrawing
    participants payable (cash)                                $   22       $   26          $   0
Forfeiture credits payable                                          0            0              0
Payable from unallocated loan disbursements                         0           77            (77)
Loans payable                                                      20            0            (70)
                                                              ________   _____________   _____________
       Total liabilities                                           42          103           (147)
Plan equity                                                     6,328        2,221              0
                                                              ________   _____________   _____________
       Total liabilities and plan equity                       $6,370       $2,324          ($147)
                                                              ========   =============   =============

  (a) Net of inter-fund receivables and payables.


                                                                                                       Note 8
                                                                                                       ______

                                                                                                (Page 1 of 3)
                           USLIFE Corporation Employee Savings and Investment Plan
                 Allocation of Plan Income and Changes in Plan Equity to Investment Programs
                                 For The Three Years Ended December 31, 1995
                                           (Amounts in Thousands)

                                                                               1995
                                                      _______________________________________________________
                                                                        Participant Directed Funds
                                                              _______________________________________________
                                                                USLIFE                       American
                                                              Corporation                    Express
                                                                Common   Templeton   IDS     Trust      IDS
                                                       Total    Stock     Foreign   Growth   Research  Mutual
                                                       Funds    Fund *      Fund     Fund      150      Fund
                                                      _______  _________  _______  ________  ________  ______

Investment income:

  Dividends on common stock                           $   744   $   744     $  0    $    0    $     0   $  0
  Income from pooled investment funds                     746        23        5        87        213     11
  Interest on loans to participants                       185        88        1         1          8      0
                                                      _______  _________  _______  ________  ________  ______
       Total investment income                          1,675       855        6        88        221     11
                                                      _______  _________  _______  ________  ________  ______

Appreciation of USLIFE Corporation
  common stock distributed to terminated and
  withdrawing participants                                 92        92        0         0          0      0
Net gain on sale of securities                          6,335        15        0         0       (168)     1
Unrealized appreciation or (depreciation)
  of plan assets                                        2,809     5,362        3       (51)       923      5
                                                      _______  _________  _______  ________  ________  ______
         Subtotal                                      10,911     6,324        9        37        976     17
                                                      _______  _________  _______  ________  ________  ______

Contributions:

    Rollover                                              179         8        0         3         2       0
    Participant                                         3,980       823        8        29       324       8
    Employer:
        USLIFE Corporation common stock                 1,201     1,201        0         0         0       0
        Cash                                              622       622        0         0         0       0
                                                      _______  _________  _______  ________  ________  ______
       Total contributions                              5,982     2,654        8        32       326       8
                                                      _______  _________  _______  ________  ________  ______
Repayment of participant loans                              0       476        1         3        38       2
                                                      _______  _________  _______  ________  ________  ______
  Total additions to plan                              16,893     9,454       18        72     1,340      27
                                                      _______  _________  _______  ________  ________  ______

Distributions to terminated and withdrawing
  participants:
     USLIFE Corporation common stock                      161       161        0         0         0       0
     Cash                                               3,096     1,448        0         0        56       0
                                                      _______  _________  _______  ________  ________  ______
          Total distributions                           3,257     1,609        0         0        56       0
                                                      _______  _________  _______  ________  ________  ______

Transfer of assets to loan fund                             0      (718)       0        (1)       (5)      0
Transfer of assets from (to) other funds                    0       (10)     319     1,713      (748)    533
Transfer of assets to (from) trustee                        0         0        0         0    11,226       0
                                                      _______  _________  _______  ________  ________  ______
Changes in plan equity                                 13,636     7,117      337     1,784    11,757     560
                                                      _______  _________  _______  ________  ________  ______
Plan equity:
    Beginning of year                                  41,774    18,904        0         0         0       0
                                                      _______  _________  _______  ________  ________  ______
    End of year                                       $55,410   $26,021     $337    $1,784   $11,757    $560
                                                      =======  =========  =======  ========  ========  ======

  * Company contributions are allocated 100% to this fund.

                                                                                                               Note 8
                                                                                                               ______

                                                                                            (Page 1 of 3) (Continued)
                               USLIFE Corporation Employee Savings and Investment Plan
                     Allocation of Plan Income and Changes in Plan Equity to Investment Programs
                                     For The Three Years Ended December 31, 1995
                                               (Amounts in Thousands)

                                                                                   1995
                                                     ________________________________________________________________
                                                                         Participant Directed Funds
                                                     ________________________________________________________________
                                                                 American                      Bankers
                                                                 Express   Bankers   Bankers    Trust
                                                        IDS      Trust     Trust     Trust      Short        Loans
                                                      Selective  Income    Bond      Equity     Term          To
                                                        Fund     Fund II   Fund      Fund       Fund     Participants
                                                      _________  _______  ________  _________  _______   ____________

Investment income:

  Dividends on common stock                             $  0     $     0   $     0  $      0   $     0      $    0
  Income from pooled investment funds                      5          71         3        22       306           0
  Interest on loans to participants                        0          10        17        34        24           2
                                                      _________  _______  ________  _________  _______   ____________
       Total investment income                             5          81        20        56       330           2
                                                      _________  _______  ________  _________  _______   ____________

Appreciation of USLIFE Corporation
  common stock distributed to terminated and
  withdrawing participants                                 0           0         0         0         0           0
Net gain on sale of securities                             1         (48)    2,182     4,352         0           0
Unrealized appreciation or (depreciation)
  of plan assets                                           7         173    (1,508)   (2,105)        0           0
                                                      _________  _______  ________  _________  _______   ____________
         Subtotal                                         13         206       694     2,303       330           2
                                                      _________  _______  ________  _________  _______   ____________

Contributions:

    Rollover                                               0          0         44        94        28           0
    Participant                                            7        369        924     1,061       427           0
    Employer:
        USLIFE Corporation common stock                    0          0          0         0         0           0
        Cash                                               0          0          0         0         0           0
                                                      _________  _______  ________  _________  _______   ____________
       Total contributions                                 7        369        968     1,155       455           0
                                                      _________  _______  ________  _________  _______   ____________
Repayment of participant loans                             0         45         81       131       115        (892)
                                                      _________  _______  ________  _________  _______   ____________
  Total additions to plan                                 20        620      1,743     3,589       900        (890)
                                                      _________  _______  ________  _________  _______   ____________

Distributions to terminated and withdrawing
  participants:
     USLIFE Corporation common stock                       0          0          0         0         0           0
     Cash                                                  0         98        373       603       428          90
                                                      _________  _______  ________  _________  _______   ____________
          Total distributions                              0         98        373       603       428          90
                                                      _________  _______  ________  _________  _______   ____________

Transfer of assets to loan fund                            0        (18)       (86)     (115)     (114)      1,057
Transfer of assets from (to) other funds                 471     (1,959)      (322)       21       (18)          0
Transfer of assets to (from) trustee                       0     13,617     (6,949)  (11,226)   (6,668)          0
                                                      _________  _______  ________  _________  _______   ____________
Changes in plan equity                                   491     12,162     (5,987)   (8,334)   (6,328)         77
                                                      _________  _______  ________  _________  _______   ____________
Plan equity:
    Beginning of year                                      0          0      5,987     8,334     6,328       2,221
                                                      _________  _______  ________  _________  _______   ____________
    End of year                                         $491    $12,162     $    0  $      0   $     0      $2,298
                                                      =========  =======  ========  =========  =======   ============

                                                                                                                 Note 8
                                                                                                                 ______

                                                                                                           (Page 2 of 3)
                                 USLIFE Corporation Employee Savings and Investment Plan
                       Allocation of Plan Income and Changes in Plan Equity to Investment Programs
                                      For The Three Years Ended December 31, 1995
                                                (Amounts in Thousands)


                                                                                 1994
                                                   ___________________________________________________________________
                                                                           Participant Directed Funds
                                                            _________________________________________________________
                                                               USLIFE                          Bankers
                                                             Corporation  Bankers    Bankers    Trust
                                                               Common      Trust     Trust      Short       Loans
                                                   Total       Stock       Bond      Equity     Term         To
                                                   Funds       Fund *      Fund      Fund       Fund     Participants
                                                  ________  ___________   _______    _______   ________  ____________

Investment income:

  Dividends on common stock                       $   633     $   633     $    0      $    0    $    0     $    0
  Income from pooled investment funds                 269          14          0           1       254          0
  Interest on loans to participants                   145          63         23          34        25          0
                                                  ________  ___________   _______    _______   ________  ____________
       Total investment income                      1,047         710         23          35       279          0
                                                  ________  ___________   _______    _______   ________  ____________

Appreciation of USLIFE Corporation common stock
  distributed to terminated and withdrawing
  participants                                         50          50          0           0         0          0
Net gain on sale of securities                        434           0        202         232         0          0
Unrealized appreciation or (depreciation) of
  plan assets                                      (2,967)     (1,820)      (331)       (816)        0          0
                                                  ________  ___________   _______    _______   ________  ____________
       Subtotal                                    (1,436)     (1,060)      (106)       (549)      279          0
                                                  ________  ___________   _______    _______   ________  ____________

Contributions:

    Rollover                                          220          48         81          88         3          0
    Participant                                     3,814       1,082        522       1,153     1,057          0
    Employer:
        USLIFE Corporation common stock             1,156       1,156          0           0         0          0
        Cash                                          629         629          0           0         0          0
                                                  ________  ___________   _______    _______   ________  ____________
       Total contributions                          5,819       2,915        603       1,241     1,060          0
                                                  ________  ___________   _______    _______   ________  ____________
Repayment of participant loans                          0         419        105         136       114       (774)
                                                  ________  ___________   _______    _______   ________  ____________
  Total additions to plan                           4,383       2,274        602         828     1,453       (774)
                                                  ________  ___________   _______    _______   ________  ____________

Distributions to terminated and withdrawing
  participants:
     USLIFE Corporation common stock                  158         158          0           0         0          0
     Cash                                           3,297       1,485        589         658       501         64
                                                  ________  ___________   _______    _______   ________  ____________
          Total distributions                       3,455       1,643        589         658       501         64
                                                  ________  ___________   _______    _______   ________  ____________

Transfer of assets to loan fund                         0        (512)      (129)       (181)     (158)       980
Transfer of assets from (to) other funds                0           0          0           0         0          0
Transfer of assets to (from) trustee                    0           0          0           0         0          0
                                                  ________  ___________   _______    _______   ________  ____________
Changes in plan equity                                928         119       (116)        (11)      794        142
                                                  ________  ___________   _______    _______   ________  ____________

Plan equity:

    Beginning of year                              40,846      18,785      6,103       8,345     5,534      2,079
                                                  ________  ___________   _______    _______   ________  ____________
    End of year                                   $41,774     $18,904     $5,987      $8,334    $6,328     $2,221
                                                  ========  ===========   =======    =======   ========  ============


   * Company contributions are allocated 100% to this fund.

                                                                                                                 Note 8
                                                                                                                 ______

                                                                                                           (Page 3 of 3)
                                     USLIFE Corporation Employee Savings and Investment Plan
                            Allocation of Plan Income and Changes in Plan Equity to Investment Programs
                                         For The Three Years Ended December 31, 1995
                                                  (Amounts in Thousands)

                                                                                   1993
                                                  ____________________________________________________________________
                                                                           Participant Directed Funds
                                                             _________________________________________________________
                                                               USLIFE                           Bankers
                                                             Corporation  Bankers    Bankers     Trust
                                                               Common      Trust      Trust      Short       Loans
                                                    Total      Stock       Bond      Equity      Term         To
                                                    Funds      Fund *      Fund       Fund       Fund     Participants
                                                  _________  ___________  _______   ________    ________  ____________

Investment income:

  Dividends on common stock                        $   565     $   565     $    0    $    0      $    0     $    0
  Income from pooled investment funds                  192           7          0         1         183          1
  Interest on loans to participants                    146          81         13        28          24          0
                                                  ________  ___________   _______    _______   ________  ____________
       Total investment income                         903         653         13        29         207          1
                                                  ________  ___________   _______    _______   ________  ____________

Appreciation of USLIFE Corporation common stock
  distributed to terminated and withdrawing
    participants                                        62          62          0         0           0          0
Net gain on sale of securities                         352          73        155       124           0          0
Unrealized appreciation or (depreciation)
  of plan assets                                     1,924         808        365       751           0          0
                                                  ________  ___________   _______    _______   ________  ____________
       Subtotal                                      3,241       1,596        533       904         207          1
                                                  ________  ___________   _______    _______   ________  ____________

Contributions:

    Rollover                                           259          31         82       108          38          0
    Participant                                      3,752         634        915     1,740         463          0
    Employer:
        USLIFE Corporation common stock              1,098       1,098          0         0           0          0
        Cash                                           693         693          0         0           0          0
                                                  ________  ___________   _______    _______   ________  ____________
       Total contributions                           5,802       2,456        997     1,848         501          0
                                                  ________  ___________   _______    _______   ________  ____________
Repayment of participant loans                           0         377        105       130         141       (753)
                                                  ________  ___________   _______    _______   ________  ____________
  Total additions to plan                            9,043       4,429      1,635     2,882         849       (752)
                                                  ________  ___________   _______    _______   ________  ____________

Distributions to terminated and withdrawing
  participants:
     USLIFE Corporation common stock                   311         311          0         0           0          0
     Cash                                            2,614       1,020        412       490         591        101
                                                  ________  ___________   _______    _______   ________  ____________
          Total distributions                        2,925       1,331        412       490         591        101
                                                  ________  ___________   _______    _______   ________  ____________

Transfer of assets to loan fund                          0        (594)      (116)     (175)       (181)     1,066
Transfer of assets from (to) other funds                 0           0          0         0           0          0
Transfer of assets to (from) trustee                     0           0          0         0           0          0
                                                  ________  ___________   _______    _______   ________  ____________
Changes in plan equity                               6,118       2,504      1,107     2,217          77        213
                                                  ________  ___________   _______    _______   ________  ____________

Plan equity:

    Beginning of year                               34,728      16,281      4,996     6,128       5,457      1,866
                                                  ________  ___________   _______    _______   ________  ____________
    End of year                                    $40,846     $18,785     $6,103    $8,345      $5,534     $2,079
                                                  ========  ===========   =======    =======   ========  ============

   * Company contributions are allocated 100% to this fund.


               CONSENT OF INDEPENDENT ACCOUNTANTS
               __________________________________




The Board of Directors and Shareholders
USLIFE Corporation:



We consent to incorporation by reference in Registration Statements Nos. 2-75011 and 33-13999 on Form S-8 of USLIFE Corporation of our report dated March 29, 1996, relating to the statements of financial position of the USLIFE Corporation Employee Savings and Investment Plan as of December 31, 1995 and 1994, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 11-K of the Plan.




                          /s/ KPMG Peat Marwick LLP
                              KPMG Peat Marwick LLP



New York, New York
March 29, 1996